Exhibit 99.1

Immediate	Karen L. Widmayer: Media Contact
(202) 729-1789 karen.widmayer@carramerica.com Stephen Walsh: Analyst Contact (202) 729-1764 stephen.walsh@carramerica.com

CarrAmerica Realty Operating Partnership, L.P. Announces Purchase Price for Its Outstanding Debt Securities

WASHINGTON, July 10 — CarrAmerica Realty Corporation (NYSE: CRE) announced today the consideration to be paid in the previously announced cash tender offers and consent solicitations of its subsidiary, CarrAmerica Realty Operating Partnership, L.P., for any and all of CarrAmerica Realty Operating Partnership L.P.’s 7.375% Senior Notes due 2007 (the “7.375% Notes”), 5.261% Senior Notes due 2007 (the “5.261% Notes”), 5.25% Senior Notes due 2007 (the “5.25% Notes”), 6.875% Senior Notes due 2008 (the “6.875% Notes”), 3.625% Senior Notes due 2009 (the “3.625% Notes”), 5.500% Senior Notes due 2010 (the “5.500% Notes”), 5.125% Senior Notes due 2011 (the “5.125% Notes”) and 7.125% Senior Notes due 2012 (the “7.125% Notes” and, together with the 7.375% Notes, the 5.261% Notes, the 5.25% Notes, the 6.875% Notes, the 3.625% Notes, the 5.500% Notes and the 5.125% Notes, the “Notes”).

The total consideration for the Notes that will be payable in respect of the (i) 7.375% Notes and 6.875% Notes accepted for payment that were validly tendered with consents delivered and not withdrawn on or prior to 5:00 p.m., New York City time, on June 22, 2006, and (ii) 5.261% Notes, 5.25% Notes, 3.625% Notes, 5.500% Notes, 5.125% Notes and 7.125% Notes accepted for payment that were validly tendered with consents delivered and not withdrawn on or prior to 5:00 p.m., New York City time, on June 30, 2006, will be an amount equal to the total consideration specified in the table below for each $1,000 principal amount of Notes. The purchase price for the Notes, which will be paid in respect of the (i) 7.375% Notes and 6.875% Notes accepted for payment that are validly tendered subsequent to 5:00 p.m., New York City time, on June 22, 2006, and (ii) 5.261% Notes, 5.25% Notes, 3.625% Notes, 5.500% Notes, 5.125% Notes and 7.125% Notes accepted for payment that are validly tendered subsequent to 5:00 p.m., New York City time, on June 30, 2006 but, in each case, on or prior to 8:00 a.m., New York City time, on July 13, 2006, will be an amount equal to the total consideration minus the consent payment of $30.00 per $1,000 principal amount of Notes. In addition to the total consideration or purchase price payable in respect of Notes purchased in the tender offers, CarrAmerica Realty Operating Partnership, L.P. will pay accrued and unpaid interest to, but not including, the payment date for Notes purchased in the tender offers.

Title of Notes	Reference Yield	Applicable Spread	Tender Offer Yield	Total Consideration	Consent Payment	Purchase Price
7.375% Senior Notes due 2007	5.335%	25 bps	5.585%	$1,016.59	$30.00	$986.59

5.261% Senior Notes due 2007	5.275%	30 bps	5.575%	$1,000.00	$30.00	$970.00
5.25% Senior Notes due 2007	5.275%	30 bps	5.575%	$1,000.00	$30.00	$970.00
6.875% Senior Notes due 2008	5.246%	25 bps	5.496%	$1,021.17	$30.00	$991.17
3.625% Senior Notes due 2009	5.163%	15 bps	5.313%	$1,000.00	$30.00	$970.00
5.500% Senior Notes due 2010	5.117%	20 bps	5.317%	$1.007.08	$30.00	$977.08
5.125% Senior Notes due 2011	5.117%	20 bps	5.317%	$1,000.00	$30.00	$970.00
7.125% Senior Notes due 2012	5.117%	30 bps	5.417%	$1,080.37	$30.00	$1,050.37

The total consideration and the purchase price for the Notes was determined as of 2:00 p.m., New York City time, today to be the greater of par or the price which equates to a fixed spread of 15 basis points in the case of the 3.625% Notes, 20 basis points in the case of the 5.500% Notes and 5.125% Notes, 25 basis points in the case of the 7.375% Notes and 6.875% Notes and 30 basis points in the case of the 5.261% Notes, 5.25% Notes and 7.125% Notes above the yield of the applicable reference security, using a July 13, 2006 payment date for calculation purposes.

The tender offers will expire at 8:00 a.m., New York City time, on Thursday, July 13, 2006, unless extended or earlier terminated. Tendered Notes may not be withdrawn and the related consents may not be revoked. The tender offers and concurrent consent solicitations are being conducted in connection with the previously announced agreement for the mergers of CarrAmerica Realty Corporation and certain of its subsidiaries with affiliates of The Blackstone Group. The consummation of the tender offers is conditioned upon the successful completion of the mergers, among other conditions.

The tender offers and consent solicitations are being made only pursuant to the Offer to Purchase and Consent Solicitation Statement dated June 8, 2006, as amended on June 23, 2006, and the related Consent and Letter of Transmittal, as the same may be amended from time to time. Persons with questions regarding the tender offers or the consent solicitations should contact Citigroup Global Markets Inc. and Goldman, Sachs & Co. who are acting as the Dealer Managers for the tender offers and Solicitation Agents for the consent solicitations, at (800) 558-3745 (toll-free) and (877) 686-5059 (toll-free), respectively. The documents relating to the tender offers and consent solicitations may be obtained from Global Bondholder Services Corporation, the Information Agent, which can be contacted at (212) 430-3774 (for banks and brokers only) or (866) 924-2200 (for all others toll-free).

This release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The offer to buy the Notes is only being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase and the related Consent and Letter of Transmittal. The tender offers and consent solicitations are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the tender offers or consent solicitations are required to be made by a licensed broker or dealer, they shall be deemed to be made by Citigroup Global Markets Inc. or Goldman, Sachs & Co. on behalf of CarrAmerica Realty Operating Partnership, L.P.

About CarrAmerica

CarrAmerica owns, develops and operates office properties in 12 markets throughout the United States. The company has become one of America’s leading office companies by meeting the needs of its customers with superior service, a large portfolio of quality office properties and extraordinary development capabilities. Currently, CarrAmerica and its affiliates own, directly or through joint ventures, interests in a portfolio of 287 operating office properties, totaling approximately 26.4 million square feet. CarrAmerica’s markets include Austin, Chicago, Dallas, Denver, Los Angeles, Orange County, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at http://www.carramerica.com.

Safe Harbor Statement

This press release contains forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, dividends, achievements or transactions of the company and its affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: the satisfaction of the conditions to consummate the proposed mergers with affiliates of The Blackstone Group, including the receipt of the required stockholder approval; the actual terms of certain financings that will be obtained for the proposed mergers; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of the legal proceedings that have been instituted against CarrAmerica Realty

Corporation following the announcement of the proposed mergers; the failure of the proposed mergers to close for any other reason; the amount of the costs, fees, expenses and charges related to the proposed mergers; the substantial indebtedness following consummation of the proposed mergers; national and local economic, business and real estate conditions that will, among other things, affect demand for office space, the extent, strength and duration of any economic recovery, including the effect on demand for office space and the creation of new office development, availability and creditworthiness of tenants, the level of lease rents, and the availability of financing for both tenants and CarrAmerica Realty Corporation; adverse changes in real estate markets, including, among other things, the extent of tenant bankruptcies, financial difficulties and defaults, the extent of future demand for office space in our core markets and barriers to entry into markets which we may seek to enter in the future, the extent of the decreases in rental rates, our ability to identify and consummate attractive acquisitions on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and changes in operating costs, including real estate taxes, utilities, insurance and security costs; actions, strategies and performance of affiliates that we may not control or companies in which we have made investments; ability to obtain insurance at a reasonable cost; ability to maintain our status as a REIT for federal and state income tax purposes; ability to raise capital; effect of any terrorist activity or other heightened geopolitical crisis; governmental actions and initiatives; and environmental/safety requirements. For a further discussion of these and other factors that could impact CarrAmerica Realty Corporation’s future results, performance, achievements or transactions, see the documents filed by the company from time to time with the Securities and Exchange Commission (the “SEC”), and in particular the section titled, “The Company—Risk Factors” in CarrAmerica Realty Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2006.

Additional Information About the Mergers and Where to Find It

This communication is being made in respect of the proposed merger transactions involving CarrAmerica Realty Corporation and certain of its subsidiaries and affiliates of The Blackstone Group. In connection with the proposed transactions, CarrAmerica Realty Corporation has filed a definitive proxy statement with the SEC. Before making any voting or investment decision, stockholders are urged to read the definitive proxy statement carefully and in its entirety because it contains important information about the proposed transactions. The definitive proxy statement has been mailed to CarrAmerica Realty Corporation’s stockholders. In addition, the definitive proxy statement and other documents are available free of charge at the SEC’s Internet Web site, www.sec.gov. The definitive proxy statement and other pertinent documents also may be obtained for free at CarrAmerica Realty Corporation’s Web site, www.carramerica.com, or by contacting Stephen Walsh, Senior Vice President, CarrAmerica Realty Corporation, telephone
(202) 729-1764.

CarrAmerica Realty Corporation and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Information regarding CarrAmerica Realty Corporation’s directors and executive officers is detailed in its proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the definitive proxy statement relating to the proposed merger transactions.

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